UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2021

The AZEK Company Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39322	90-1017663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 W Fulton Street 350 Chicago, Illinois		60607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 275-2935

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AZEK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 21, 2021, The AZEK Company Inc., a Delaware corporation (the “Company”), issued a press release announcing the pricing of the previously-announced offering of 20,000,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Class A common stock”) at a public offering price of $40.00 per share. The shares have been offered by certain stockholders of the Company (the “Selling Stockholders”). The Selling Stockholders have also granted the underwriters a 30-day option to purchase up to an additional 3,000,000 shares of Class A common stock at the public offering price, less underwriting discounts and commissions. A registration statement on Form S-1 relating to the offering (File No. 333-252219) has been filed with, and declared effective by, the Securities and Exchange Commission. A registration statement on Form S-1MEF (File No. 333-252311) relating to the offering has been filed with the Securities and Exchange Commission on January 21, 2021, which became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. The offering is expected to close on January 26, 2021, subject to customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)	Exhibits

99.1	Press release of The AZEK Company Inc., dated January 21, 2021, announcing pricing of Class A common stock public offering.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The AZEK Company Inc.

Date: January 21, 2021	By:	/s/ Paul Kardish
Paul J. Kardish
Senior Vice President and Chief Legal Officer